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                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X] Filed by a party other than the Registrant Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MFS Municipal Income Trust
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
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    (2) Aggregate number of securities to which transaction applies:
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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    (4) Proposed maximum aggregate value of transaction:
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    (5) Total Fee Paid:
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    [ ] Fee paid previously with preliminary materials.
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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
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    (2) Form, Schedule or Registration Statement No.:
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    (3) Filing Party:
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    (4) Date Filed:
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[MFS Logo]

                          MFS(R) MUNICIPAL INCOME TRUST
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Dear Shareholder:

We have made several attempts to contact you, both through the mail and over the phone, regarding your shares held in the MFS(R) Municipal Income Trust as of July 17, 2000. Although considerable progress has been made in the vote response since the initial mailing, we are going to need your help in order to obtain the remaining votes necessary to approve the proposed amendments to the Declaration of Trust. Over 82% of the shareholders who have voted on these amendments have voted in favor. However we still need an additional 5% of the outstanding shares to vote in favor of the amendments in order to approve the proposal.

YOUR VOTE BY NEXT WEDNESDAY, OCTOBER 25TH WILL ENABLE THE TRUST TO HOLD THE MEETING AS SCHEDULED ON THURSDAY, OCTOBER 26, 2000 AND AVOID THE COST OF ADDITIONAL SOLICITATION, SO PLEASE VOTE IMMEDIATELY.

Proposed Amendments to the Declaration of Trust
The Trustees of the Trust have carefully reviewed the proposal and unanimously recommend a vote in favor of the proposal to amend the Trust's Declaration of Trust. The approval of these amendments would permit the Trust to issue one or more series of preferred shares. Once approved, the Trust intends to issue up to $140 million of floating rate preferred shares. As described in the proxy statement that you previously received, the goal of the issuance of these preferred shares is to increase the income paid by the Trust to you.

If you have any further questions, please do not hesitate to call Ellen Bradley at MFS at 1-800-700-4244, X 36701 between the hours of 7:30a.m - 4:30p.m.
Eastern time. To vote your shares today, please contact Shareholder Communications Corporation toll-free at 1-877-504-5022. Representatives will be available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. EST.

Thank you in advance for your participation in voting on this important issue related to your investment.




                                                                        REG/NOBO
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[MFS Logo]

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                          MFS(R) MUNICIPAL INCOME TRUST

Dear Shareholder:

We have made several attempts to contact you, both through the mail and over the phone, regarding your shares held in the MFS(R) Municipal Income Trust as of July 17, 2000. Although considerable progress has been made in the vote response since the initial mailing, we are going to need your help in order to obtain the remaining votes necessary to approve the proposed amendments to the Declaration of Trust. Over 82% of the shareholders who have voted on these amendments have voted in favor. However we still need an additional 5% of the outstanding shares to vote in favor of the amendments in order to approve the proposal.

YOUR VOTE BY NEXT WEDNESDAY, OCTOBER 25TH WILL ENABLE THE TRUST TO HOLD THE MEETING AS SCHEDULED ON THURSDAY, OCTOBER 26, 2000 AND AVOID THE COST OF ADDITIONAL SOLICITATION, SO PLEASE VOTE IMMEDIATELY.

Proposed Amendments to the Declaration of Trust
The Trustees of the Trust have carefully reviewed the proposal and unanimously recommend a vote in favor of the proposal to amend the Trust's Declaration of Trust. The approval of these amendments would permit the Trust to issue one or more series of preferred shares. Once approved, the Trust intends to issue up to $140 million of floating rate preferred shares. As described in the proxy statement that you previously received, the goal of the issuance of these preferred shares is to increase the income paid by the Trust to you.

If you have any further questions, please do not hesitate to call Ellen Bradley at MFS at 1-800-700-4244, X 36701 between the hours of 7:30a.m.- 4:30p.m.
Eastern time.

In case you have mislaid your proxy card, a duplicate is enclosed for your convenience. Please register your vote by one of the three easy methods listed below:


         2. BY INTERNET:    Visit www.proxyvote.com, and enter the control
                            number located on your proxy card.

         3. BY TOUCH-TONE:  Call toll-free number printed on your proxy card.
                            Enter the control number located on your proxy card and follow the recorded instructions.

         4. BY MAIL:        Execute your proxy and return it in the enclosed
                            postage paid envelope immediately.


Thank you in advance for your participation in voting on this important issue related to your investment.


                                                                             OBO